     As filed with the Securities and Exchange Commission on January 22, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                                    FORM S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                              _____________________

                        COMMUNITY FIRST BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        6022                  46-0391436
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                 520 Main Avenue
                        Fargo, North Dakota   58124-0001
                                 (701) 298-5600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)
                              _____________________
                               Donald R. Mengedoth
                                    President
                        Community First Bankshares, Inc.
                                 520 Main Avenue
                        Fargo, North Dakota   58124-0001
                                 (701) 298-5600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              _____________________
                                   Copies to:
          Patrick Delaney, Esq.                      John W. Low
          Martin R. Rosenbaum, Esq.                  Sherman & Howard L.L.C.
          Lindquist & Vennum P.L.L.P.                633 Seventeenth Street
          4200 IDS Center                            Suite 3000
          80 South 8th Street                        Denver, Colorado 80202
          Minneapolis, Minnesota 55402               Telephone: (303) 297-2900
          Telephone:  (612) 371-3211

      Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box./ /
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering./X/ 333-14439
                                                 ---------


                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                Proposed            Proposed
                                                                Maximum              Maximum
      Title of Each Class of               Amount to be      Offering Price         Aggregate               Amount of
    Securities to be Registered            Registered(1)      Per Share(2)      Offering Price(2)      Registration Fee(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........      5,844 shares      Not Applicable     Not Applicable                 $100
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Represents additional shares issued upon consummation of the Merger described in Registration Statement No. 333-14439.
(2) Pursuant to Rule 457(f)(1), the fee is calculated based on the market value of the additional 4,584 shares of Mountain Parks Common Stock cancelled in the Merger, based upon the average of the high and low sale prices of Mountain Parks Common Stock as reported on the Nasdaq National Market on October 14, 1996, resulting in an aggregate market value of approximately $140,000.
(3) Pursuant to Section 6(b) of the Securities Act, the minimum filing fee is $100.
   -----------------------------------------------------------------------------
   -----------------------------------------------------------------------------

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 17th day of January, 1997.

                                        COMMUNITY FIRST BANKSHARES, INC.


                                        By:/s/ Mark A. Anderson
                                           --------------------------------
                                           Mark A. Anderson
                                           Executive Vice President, Chief
                                           Financial Officer, Secretary and
                                           Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below on the 17th day of January, 1997, by the following persons in the capacities indicated.

Signature                                    Title

          *                        President, Chief Executive Officer, Chairman
------------------------------     of the Board of Directors and Director
    Donald R. Mengedoth            (principal executive officer)


    /s/ Mark A. Anderson           Executive Vice President, Chief Financial
------------------------------     Officer, Secretary and Treasurer (principal
    Mark A. Anderson               financial and accounting officer)

          *
------------------------------     Director
    Patricia A. Adam

          *
------------------------------     Director
    James T. Anderson

          *
------------------------------     Director
    Patrick E. Benedict

          *
------------------------------     Director
    Patrick Delaney

          *
------------------------------     Director
    John H. Flittie

          *
------------------------------     Director
    Cargill MacMillan, Jr.

          *
------------------------------     Director
    Dean E. Smith

          *
------------------------------     Director
    Thomas C. Wold

          *
------------------------------     Director
    Harvey L. Wollman

*By: /s/ Mark A. Anderson
    --------------------------
    Mark A. Anderson
    Attorney-In-Fact


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